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                               ARTICLES OF MERGER
                                       OF
                          JGD ACQUISITION CORPORATION
                                      AND
                          GALEN DRUGS OF FLORIDA, INC.
                                      INTO
                         DANIELS PHARMACEUTICALS, INC.


                    -----------------------------------------

                    Under Section 607.1105, Florida Statutes

                    -----------------------------------------

     Pursuant to the provisions of Section 607.1105 of the Florida Statutes, the undersigned hereby certify by these Articles of Merger as follows:

     FIRST: The names of the corporations which are parties to the merger are JGD Acquisition Corporation, a Florida corporation, Galen Drugs of Florida, Inc., a Florida corporation, and Daniels Pharmaceuticals, Inc., a Florida corporation. The surviving corporation is Daniels Pharmaceuticals, Inc., a Florida corporation, which shall be governed by the laws of the State of Florida and, pursuant to the Plan of Merger and the Amended and Restated Articles of Incorporation attached thereto, shall be renamed JMI-Daniels Pharmaceuticals, Inc.

     SECOND: The Plan of Merger is annexed hereto as Exhibit "A" and incorporated herein by reference in its entirety.

     THIRD: The Plan of Merger was duly adopted by the stockholders of JGD Acquisition Corporation as of the 14th day of August, 1996, was duly adopted by the stockholders of Galen Drugs of Florida, Inc. as of the 26th day of August, 1996, and was duly adopted by the stockholders of Daniels Pharmaceuticals, Inc. as of the 26th day of August, 1996.

     FOURTH: The effective date of the merger shall be the date of filing of these Articles of Merger with the Florida Department of State.
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     IN WITNESS WHEREOF, each of the corporations party to the merger has caused these Articles of Merger to be executed on its behalf by its duly authorized officers this 30th day of August, 1996.

                                         JGD ACQUISITION CORPORATION,
                                         a Florida corporation

                                         By:  DENNIS M. JONES
                                            -----------------------------------
                                              Dennis M. Jones, President


                                         By:  JUDITH A. JONES
                                            -----------------------------------
                                              Judith A. Jones, Secretary


                                         GALEN DRUGS OF FLORIDA, INC.,
                                         a Florida corporation

                                         By:  THOMAS B. DANIELS, JR.
                                            -----------------------------------
                                              Thomas B. Daniels, Jr., President


                                         By:  THOMAS B. DANIELS, JR.
                                            -----------------------------------
                                         Name: Thomas B. Daniels, Jr.
                                         Title:  Secretary/Assistant Secretary



                                         DANIELS PHARMACEUTICALS, INC.,
                                         a Florida corporation

                                         By:  THOMAS B. DANIELS, JR.
                                            -----------------------------------
                                              Thomas B. Daniels, Jr., Chairman


                                         By:  THOMAS B. DANIELS, JR.
                                            -----------------------------------
                                         Name: Thomas B. Daniels, Jr.
                                         Title:  Secretary/Assistant Secretary


Exhibit A - Plan of Merger





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                                   EXHIBIT A

                                 PLAN OF MERGER


     THIS PLAN OF MERGER, dated this 30th day of August, 1996, is made and entered into by and between JGD Acquisition Corporation, a Florida corporation ("JGD"), Galen Drugs of Florida, Inc., a Florida corporation ("Galen"), and Daniels Pharmaceuticals, Inc., a Florida corporation ("Daniels" or "Surviving Corporation"), being sometimes collectively referred to herein as the "Constituent Corporations".

                               W I T N E S E T H:

     WHEREAS, JGD is a corporation duly organized under the laws of the State of Florida, having an authorized capital stock of 30,000 shares of common stock, of which as of the date hereof 22 shares of common stock are validly issued and outstanding.

     WHEREAS, Galen is a corporation duly organized under the laws of the State of Florida, having an authorized capital stock of 1,000,000 shares of common stock, of which as of the date hereof 102,880 shares of common stock are validly issued and outstanding.

     WHEREAS, Daniels is a corporation duly organized under the laws of the State of Florida, having an authorized capital stock of 50 shares of common stock, of which as of the date hereof 22 shares of common stock are validly issued and outstanding.

     WHEREAS, on July 30, 1996, Galen, Daniels and Jones Medical Industries, Inc., a Delaware corporation which is the parent corporation of JGD ("JMED"), entered into that certain Plan of Reorganization and Agreement ("Plan of Reorganization") pursuant to which JGD was incorporated and this Plan of Merger has been prepared and approved by the Constituent Corporations.

     WHEREAS, the Board of Directors and Shareholders of each Constituent Corporation deems it advisable for the general welfare of such Constituent Corporations that JGD and Galen be merged into Daniels, which shall be the Surviving Corporation.

     WHEREAS, pursuant to the Amended and Restated Articles of Incorporation attached hereto as Schedule 1, among other things, the name of the Surviving Corporation shall be changed to "JMI-Daniels Pharmaceuticals, Inc."

     WHEREAS, each outstanding share of the capital stock of JGD shall be exchanged for and converted into one share of the common capital stock of the Surviving Corporation.

     WHEREAS, each outstanding share of the capital stock of Galen shall be exchanged for and converted into shares of the common capital stock of JMED or cash, as hereinafter set forth.
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     WHEREAS, each outstanding share of the capital stock of Daniels shall be canceled and retired.

     NOW, THEREFORE, the Constituent Corporations hereby agree that JGD and Galen shall be merged with and into the Surviving Corporation in accordance with applicable laws of the State of Florida and the terms and conditions of the following Plan of Merger:

                                   ARTICLE I

                          The Constituent Corporations

     The names of the Constituent Corporations to the merger are JGD Acquisition Corporation (Florida Charter No. P96000067263), Galen Drugs of Florida, Inc. (Florida Charter No. 370248) and Daniels Pharmaceuticals, Inc. (Florida Charter No.259379).

                                   ARTICLE II

                                   The Merger

     On the Effective Date (as hereinafter defined) both JGD and Galen shall be merged with and into the Surviving Corporation (the "Merger"), upon the terms and subject to the conditions hereinafter set forth as permitted by and in accordance with the provisions of Florida Statutes Chapter 607 (the "Florida Law").

                                  ARTICLE III

                                Effect of Merger

     Upon the effectiveness of the Merger, Daniels shall succeed by operation of law to the assets, operations and liabilities of each of Galen and JGD.

                                   ARTICLE IV

                      Articles of Incorporation and Bylaws

     The Articles of Incorporation of the Surviving Corporation shall be that of Daniels Pharmaceuticals, Inc., except that, upon the effectiveness of the Merger, the Articles of Incorporation shall be amended and restated in its entirety to read as set forth on Schedule 1 attached hereto and pursuant thereto, among other things, the name of the Surviving Corporation shall be changed to "JMI-Daniels Pharmaceuticals, Inc."

     The Bylaws of the Surviving Corporation as in effect on the Effective Date shall survive the Merger, until the same shall thereafter be further amended or repealed as provided therein and by applicable law.





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                                   ARTICLE V

                Treatment of Shares of Constituent Corporations

     (a) Each outstanding share of the capital stock of JGD shall be exchanged for and converted into one share of the common capital stock of the Surviving Corporation;

     (b) Each outstanding share of the capital stock of Galen, other than shares (if any) as to which statutory dissenters' rights have been validly asserted and exercised, shall be exchanged for and converted into 29.5198289 shares of the common capital stock of JMED, par value $.04 per share; and

     (c) Each outstanding share of the capital stock of Galen as to which statutory dissenters' rights have been exercised, if any, shall be exchanged for and converted into a claim to receive cash for the fair value of such shares, subject to the terms and provisions of the Plan of Reorganization; and

     (d) Each outstanding share of the capital stock of Daniels shall be cancelled and retired.

     No fractional shares of the common stock of JMED shall be issuable in connection with the transactions contemplated by this Plan. In connection with the conversion and exchange of shares of the capital stock of Galen into and for shares of the common capital stock of JMED in connection with the Merger, any resulting fractional share interests shall be settled by the Surviving Corporation in cash on the Effective Date, and any undelivered shares held by the Surviving Corporation as a result of such settlement shall be returned to JMED.

                                   ARTICLE VI

                           Surrender of Certificates

     Each record holder of any outstanding certificate or certificates which represent shares of JGD common stock or Galen common stock shall surrender such certificate or certificates as a condition to receiving common stock in the Surviving Corporation, JMED, or cash, as applicable, pursuant to this Plan of Merger.

                                  ARTICLE VII

                                 Effective Date

     The merger of JGD and Galen into the Surviving Corporation shall become effective as of the date of filing of the Articles of Merger related hereto in accordance with Florida Law. The date on which such Merger shall become effective is herein called the "Effective Date".





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                                  ARTICLE VIII

                             Plan of Reorganization

     This Plan of Merger has been prepared pursuant to Florida law and the Plan of Reorganization. This Plan of Merger shall not be deemed to alter, amend, replace or modify the rights, duties, obligations of the parties to the Plan of Reorganization or any other document, certificate, agreement or instrument executed and delivered in connection therewith, each of which shall continue in full force and effect, unmodified hereby. An executed copy of the Plan of Reorganization is on file at the principal place of business of the Surviving Corporation, located at 2517 25th Avenue North, St. Petersburg, Florida 33713.

     IN WITNESS WHEREOF, each of the parties to this Plan of Merger has caused this Plan of Merger to be executed by its duly authorized officer on the day and year above written.

                                           JGD ACQUISITION CORPORATION,
                                           a Florida corporation


                                           By: DENNIS M. JONES
                                               --------------------------------
                                               Dennis M. Jones, President


                                           GALEN DRUGS OF FLORIDA, INC.,
                                           a Florida corporation


                                           By: THOMAS B. DANIELS, JR.
                                               --------------------------------
                                               Thomas B. Daniels, Jr., President


                                           DANIELS PHARMACEUTICALS, INC.,
                                           a Florida corporation


                                           By: THOMAS B. DANIELS, JR.
                                               --------------------------------
                                               Thomas B. Daniels, Jr., Chairman





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                                   SCHEDULE 1

          TO PLAN OF MERGER BY AND AMONG JGD ACQUISITION CORPORATION, GALEN DRUGS OF FLORIDA, INC. AND DANIELS PHARMACEUTICALS, INC.


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                         OF DANIELS PHARMACEUTICALS, INC.

     Pursuant to that certain Plan of Merger effective August 30, 1996 by and among JGD Acquisition Corporation, Galen Drugs of Florida, Inc. and Daniels Pharmaceuticals, Inc. ("Plan of Merger"), to which these Amended and Restated Articles of Incorporation are attached as Schedule 1, upon the filing of the related Articles of Merger with the Florida Department of State, JGD Acquisition Corporation, a Florida corporation, and Galen Drugs of Florida, Inc., a Florida corporation, shall merge with and into Daniels Pharmaceuticals, Inc., a Florida corporation, with Daniels Pharmaceuticals, Inc. (the "Corporation") as the surviving corporation. According to Article IV of the Plan of Merger, pursuant to the foregoing merger, the Articles of Incorporation of the Corporation shall be amended and restated as set forth herein.

     The Corporation, originally organized under the name of Daniels Pharmaceuticals, Inc., hereby certifies to the Florida Secretary of State that the Corporation desires to amend and restate its Articles of Incorporation as currently in effect and the following Amended and Restated Articles of Incorporation are all of the provisions of the Articles of Incorporation of the Corporation as theretofore amended and that these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     Pursuant to Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the Corporation adopts these Amended and Restated Articles of Incorporation. The amendment and restatement of the Articles of Incorporation of the Corporation set forth below was proposed by the Board of Directors of the Corporation to the sole shareholder of the Corporation and adopted by the sole shareholder of the Corporation as of the 26th day of August, 1996. Pursuant to the requirements of Section 607.1006(f) of the Florida Business Corporation Act, a sufficient number of shareholder votes were cast for the approval of the amendment of the Articles of Incorporation of the Corporation set forth below.

     Articles I, II, IV, VI, and VII of the Articles of Incorporation of the Corporation are amended to read as follows:

                                ARTICLE I  NAME

     The name of this Corporation is JMI-Daniels Pharmaceuticals, Inc.
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                         ARTICLE II  NATURE OF BUSINESS

     This Corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                         ARTICLE IV  REGISTERED OFFICE

     The address, including street and number, of the Corporation's registered office in the State of Florida is 1200 S. Pine Island Road, Plantation, Florida 33324, and the name of its Registered Agent at said address is CT Corporation System.

                         ARTICLE VI  PRINCIPAL ADDRESS

     The principal place of business of this Corporation shall be: 2517 25th Avenue North, St. Petersburg, Florida 33713.

                             ARTICLE VII  DIRECTORS

     The management and control of the Corporation shall be vested in one (1) Director.


     Article VIII, Article IX and Article XI are deleted in their entirety. As a result, the numbering of Articles X and XII shall be changed to reflect the deletion of Articles VIII, IX and XI.

     The Articles of Incorporation of JMI-Daniels Pharmaceuticals, Inc. are hereby restated as follows:

                                ARTICLE I  NAME

     The name of this Corporation is JMI-Daniels Pharmaceuticals, Inc.


                         ARTICLE II  NATURE OF BUSINESS

     This Corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.




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                           ARTICLE III  CAPITAL STOCK

     1. The maximum number of shares of stock that this Corporation is authorized to have outstanding at any one time is 50 shares of common stock of the par value $200.00 per share.

     2. The holders of stock in this Corporation shall be entitled to one (1) vote for each share of stock at all meetings of the stockholders. Cumulative voting shall not be permitted.

     3. The Board of Directors may issue the stock or any part thereof, but such subscription shall be payable in lawful money of the United States or in property, labor or services, at a just valuation to be fixed by the Board of Directors.

                         ARTICLE IV  REGISTERED OFFICE

     The address, including street and number, of the Corporation's registered office in the State of Florida is 1200 S. Pine Island Road, Plantation, Florida 33324, and the name of its Registered Agent at said address is CT Corporation System.

                          ARTICLE V  TERM OF EXISTENCE

     This Corporation is to have perpetual existence.

                         ARTICLE VI  PRINCIPAL ADDRESS

     The principal place of business of this Corporation shall be: 2517 25th Avenue North, St. Petersburg, Florida 33713.

                             ARTICLE VII  DIRECTORS

     The management and control of the Corporation shall be vested in one (1) Director.

                    ARTICLE VIII  LOSS OF STOCK CERTIFICATE

     In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of satisfactory security, by bond or otherwise, as may be approved by the Board of Directors. Any such new certificate shall be plainly marked "duplicate" upon its face.

                             ARTICLE IX  AMENDMENT

     These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon.




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